EX-33.4
(logo) Saxon Mortgage Services , Inc.


Certification Regarding Compliance with Applicable Servicing Criteria



1. Saxon Mortgage Services Inc. ("Saxon"), as Servicer, is responsible for assessing its compliance with the applicable servicing criteria , as of and for the year ended December 31, 2007, under paragraph (d) of Item 1122 of Regulation AB. Such assessment is set forth in Appendix A hereto in connection with asset-backed securities transactions subject to Regulation AB ("the Transactions"), described as such on Appendix B, involving residential mortgage loans (the "Platform");

2. Saxon has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities as of and for the period ended December 31, 2007, and, except as otherwise noted herein, Saxon elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors as set forth in Appendix A hereto; as noted on the attached Appendix A, criteria 1122(d)(4)(xi) and 1122(d)(4)(xii) were performed in whole or in part by Vendors who shall provide assertions and auditor attestations regarding their performance of the criteria;

3. Except as set forth in paragraph 4 below, Saxon used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Saxon based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Saxon has complied, in all material respects, with the applicable servicing criteria as of and for the period ended December 31, 2007, with respect to the Platform taken as a whole;

6. Saxon has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria, or performance of certain discrete functions with regard to the servicing criteria, as of and for the period ended December 31, 2007, with respect to the Platform taken as a whole;

7. Saxon has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria, for the period ended December 31, 2007, with respect to the Platform taken as a whole;

8. Deloitte & Touche, LLP, an independent registered public accounting firm has issued an attestation report on Saxon's assessment of compliance with the applicable servicing criteria as of and for the period ended December 31, 2007.


(page)


(logo) Saxon Mortgage Services , Inc.


/s/ David Dill
David Dill
Chief Executive Officer and President
Saxon Mortgage Services Inc
March 14, 2008



We are a debt collector. Any information obtained will be used for that purpose.

4708 Mercantile Drive North * Fort Worth, TX 76137-3605
P.O. Box 161489 * Fort Worth, TX 76161-1489 * (800) 594-8422 * Fax (817)
665-7400
Visit us on the web at www.saxononline.com


(page)


APPENDIX A


                                                                                                         INAPPLICABLE
                                                                      APPLICABLE                        SERVICING
                                SERVICING CRITERIA                    SERVICING CRITERIA                CRITERIA



                                                                                Performed by        Performed by     NOT
                                                                                Vendor(s)           vendor(s)        performed by
                                                                                retained by         retained by      Saxon or by
                                                                   Performed    Saxon for           Saxon for        subservicer(s)
                                                                   Directly     which Saxon         which Saxon is   or vendor(s)
                                                                   by           is taking           NOT taking       retained by
Reference                             Criteria                     Saxon        Responsibility      Responsibility   Saxon
                 General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted            [X]1&2
                 to monitor any performance or other
                 triggers and events of default in
                 accordance with the transaction
                 agreements.

1122(d)(1)(ii)   If any material servicing activities              [X]
                 are outsourced to third parties, policies
                 and procedures are instituted to monitor
                 the third party's performance and
                 compliance with such servicing
                 activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                                 [X]
                 agreements to maintain a back-up servicer
                 for the pool assets are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and                    [X]1
                 omissions policy is in effect on the
                 party participating in the servicing
                 function throughout the reporting period
                 in the amount of coverage required by and
                 otherwise in accordance with the terms of
                 the transaction agreements.

                 Cash Collection and Administration

1122(d)(2)(i)    Payments on pool assets are deposited             [X]1
                 into the appropriate custodial bank
                 accounts and related bank clearing
                 accounts no more than two business days
                 of receipt, or such other number of days
                 specified in the transaction agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on           [X]3
                 behalf of an obligor or to an investor
                 are made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees                   [X]1&4
                 regarding collections, cash flows or
                 distributions, and any interest or other
                 fees charged for such advances, are made,
                 reviewed and approved as specified in
                 the transaction agreements.

1122(d)(2)(iv)   The related accounts for the                      [X]1&5
                 transaction, such as cash reserve
                 accounts or accounts established as a
                 form of overcollateralization, are
                 separately maintained (e.g., with respect
                 to commingling of cash) as set forth in
                 the transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at           [X]1&6
                 a federally insured depository
                 institution as set forth in the
                 transaction agreements. For purposes of
                 this criterion, "federally insured
                 depository institution" with respect to a
                 foreign financial institution means a
                 foreign financial institution that meets
                 the requirements of Sec. 240.13k-1(b)(1)
                 of this chapter.

1122(d)(2)(vi)   Unissued checks are safeguarded so as             [X]7
                 to prevent unauthorized access.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                    SERVICING CRITERIA                CRITERIA



                                                                                Performed by        Performed by     NOT
                                                                                Vendor(s)           vendor(s)        performed by
                                                                                retained by         retained by      Saxon or by
                                                                   Performed    Saxon for           Saxon for        subservicer(s)
                                                                   Directly     which Saxon         which Saxon is   or vendor(s)
                                                                   by           is taking           NOT taking       retained by
Reference                             Criteria                     Saxon        Responsibility      Responsibility   Saxon

1122(d)(2)(vii)  Reconciliations are prepared on a
                 monthly basis for all asset-backed
                 securities related bank accounts,
                 including custodial accounts and related bank clearing accounts. These reconciliations:

                 (A) Are mathematically accurate                   [X]1&5

                 (B) Are prepared within 30                        [X]1&5
                 calendar days after the bank statement
                 cutoff date, or such other number of days
                 specified in the transaction agreements;

                 (C) Are reviewed and approved by someone          [X]1&5
                 other than the person who prepared the
                 reconciliation; and

                 (D) Contain explanations for reconciling          [X]1&5
                 items. These reconciling items are resolved
                 within 90 calendar days of their original
                 identification, or such other number of
                 days specified in the transaction
                 agreements.

                 Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those
                 to be filed with the Commission, are
                 maintained in accordance with the
                 transaction agreements and applicable
                 Commission requirements. Specifically,
                 such reports:

                 (A) Are prepared in accordance with               [X]1&8
                 timeframes and other terms set forth in
                 the transaction agreements;

                 (B) Provide information calculated in             [X]1&8
                 accordance with the terms specified
                 in the transaction agreements;

                 (C) Are filed with the Commission as                                                                [X]
                 required by its rules and regulations;
                 and

                 (D) Agree with the investors' or the              [X]1&8
                 trustee's records as to the total unpaid
                 principal balance and number of pool
                 assets serviced by the servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated            [X]1&8
                 and remitted in accordance with
                 timeframes, distribution priority and
                 other terms set forth in the transaction
                 agreements.

1122(d)(3)(iii)  Disbursements made to an investor are             [X]1&8
                 posted within two business days to the
                 servicer's investor records, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the             [X]1&8
                 investor reports agree with cancelled
                 checks, or other form of payment, or
                 custodial bank statements.

                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on pool assets             [X]1&9       [X]1&9
                 is maintained as required by the
                 transaction agreements or related pool
                 asset documents.

1122(d)(4)(ii)   Pool assets and related documents are             [X]1&10
                 safeguarded as required by the
                 transaction agreements.

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                    SERVICING CRITERIA                CRITERIA



                                                                                Performed by        Performed by     NOT
                                                                                Vendor(s)           vendor(s)        performed by
                                                                                retained by         retained by      Saxon or by
                                                                   Performed    Saxon for           Saxon for        subservicer(s)
                                                                   Directly     which Saxon         which Saxon is   or vendor(s)
                                                                   by           is taking           NOT taking       retained by
Reference                             Criteria                     Saxon        Responsibility      Responsibility   Saxon

1122(d)(4)(iii)  Any additions, removals or                        [X]1&11
                 substitutions to the asset pool are made,
                 reviewed and approved in accordance with
                 any conditions or requirements in the
                 transaction agreements.

1122(d)(4)(iv)   Payments on pool assets, including any            [X]1
                 payoffs, made in accordance with the
                 related pool asset documents are posted
                 to the applicable servicer's obligor
                 records maintained no more than two
                 business days after receipt, or such other
                 number of days specified in the transaction
                 agreements, and allocated to principal,
                 interest or other items (e.g., escrow) in
                 accordance with the related pool asset
                 documents.

1122(d)(4)(v)    The servicer's records regarding the              [X]
                 pool assets agree with the servicer's
                 records with respect to an obligor's
                 unpaid principal balance.

1122(d)(4)(vi)   Changes with respect to the terms or              [X]1
                 status of an obligor's pool asset (e.g.,
                 loan modifications or re-agings) are
                 made, reviewed and approved by authorized
                 personnel in accordance with the
                 transaction agreements and related pool
                 asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions               [X]1
                 (e.g., forbearance plans, modifications
                 and deeds in lieu of foreclosure,
                 foreclosures and repossessions, as
                 applicable) are initiated, conducted and
                 concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction
                 agreements.

1122(d)(4)(viii) Records documenting collection efforts            [X]1
                 are maintained during the period a pool
                 asset is delinquent in accordance with
                 the transaction agreements. Such records
                 are maintained on at least a monthly
                 basis, or such other period specified in
                 the transaction agreements, and describe
                 the entity's activities in monitoring
                 delinquent pool assets including, for
                 example, phone calls, letters and
                 payment rescheduling plans in cases where
                 delinquency is deemed temporary (e.g.,
                 illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates            [X]1
                 of return for pool assets with variable
                 rates are computed based on the related
                 pool asset documents.

1122(d)(4)(x)    Regarding any funds held in trust for
                 an obligor (such as escrow accounts):

                 (A) Such funds are analyzed, in accordance        [X]
                 with the obligor's pool asset documents,
                 on at least an annual basis, or such
                 other period specified in the transaction
                 agreements;

                 (B) Interest on such funds is                     [X]
                 paid, or credited, to obligors in
                 accordance with applicable pool asset
                 documents and state laws; and

                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                    SERVICING CRITERIA                CRITERIA



                                                                                Performed by        Performed by     NOT
                                                                                Vendor(s)           vendor(s)        performed by
                                                                                retained by         retained by      Saxon or by
                                                                   Performed    Saxon for           Saxon for        subservicer(s)
                                                                   Directly     which Saxon         which Saxon is   or vendor(s)
                                                                   by           is taking           NOT taking       retained by
Reference                             Criteria                     Saxon        Responsibility      Responsibility   Saxon

                 (C) Such funds are returned to the obligor        [X]1
                 within 30 calendar days of full repayment
                 of the related pool asset, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor                                              [X]12
                 (such as tax or insurance payments) are
                 made on or before the related penalty or
                 expiration dates, as indicated on the
                 appropriate bills or notices for such
                 payments, provided that such support has
                 been received by the servicer at least 30
                 calendar days prior to these dates, or
                 such other number of days specified in
                 the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in                                                      [X]12
                 connection with any payment to be made on
                 behalf of an obligor are paid from the
                 servicer's funds and not charged to the
                 obligor, unless the late payment was due
                 to the obligor's error or omission.

1122(d)(4)(xiii) Disbursements made on behalf of an                [X]1
                 obligor are posted within two business
                 days to the obligor's records maintained
                 by the servicer, or such other number of
                 days specified in the transaction
                 agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs and                    [X]1
                 uncollectible accounts are recognized and
                 recorded in accordance with the
                 transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other                                                                   [X]
                 support, identified in Item
                 1114(a)(1) through (3) or Item 1115 of
                 this Regulation AB, is maintained as set
                 forth in the transaction agreements.


Footnotes to Appendix A Servicing Criteria

1  As it applies to the "Servicer" and Servicer responsibilities defined in the transaction agreements.
2  The transaction agreements are reviewed by each functional area and policies and procedures are developed to ensure compliance with agreements and avoidance of servicer events of default, as defined in the transaction agreements.
3  As it applies to wires disbursed for Servicer obligations under the transaction agreements.
4  Funds advanced in accordance with the transaction agreements.
5  As it applies to Servicer accounts specified in the transaction agreements.
6  As it applies to Servicer Custodial Accounts specified in the transaction agreements.
7  As it applies to checks issued by the Servicer.
8  As it applies to reports and remittances prepared and sent by the Servicer pursuant to the transaction agreements.
9  As it applies to the Servicer's perfection of pool asset documents, in accordance with the requirements of the transaction agreements.
10 As it applies to the pool asset documents if and when they are in the Servicer's possession, and in accordance with requirements of the transaction agreements.
11 As it applies in instances where the Servicer is notified of an addition, deletion or substitution to the asset pool.
12 Vendor Assessments and their Auditor's Attestation will be provided separately from this report.




We are a debt collector. Any information obtained will be used for that purpose.

4708 Mercantile Drive North * Fort Worth, TX 76137-3605
P.O. Box 161489 * Fort Worth, TX 76161-1489 * (800) 594-8422 * Fax (817)
665-7400
Visit us on the web at www.saxononline.com


(page)


(logo) Saxon Mortgage Services , Inc.

Revised
APPENDIX B
"The Transactions"



Transactions where SMSI acts as Servicer

ABFC 2007-WM1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-NC1
GSAA Home Equity Trust 2006-2
IXIS Real Estate Capital Trust 2006-HE1
IXIS Real Estate Capital Trust 2006-HE2
IXIS Real Estate Capital Trust 2006-HE3
IXIS Real Estate Capital Trust 2007-HE1
IXIS Real Estate Capital Trust 2007-HE2
Merrill Lynch Mortgage Investors Trust, 2006-RM3
Morgan Stanley ABS Capital I Inc. Trust 2006-HE1
Morgan Stanley ABS Capital I Inc. Trust 2006-HE4
Morgan Stanley ABS Capital I Inc. Trust 2006-HE5
Morgan Stanley ABS Capital I Inc. Trust 2006-HE6
Morgan Stanley ABS Capital I Inc. Trust 2006-HE8
Morgan Stanley ABS Capital I Inc. Trust 2007-HE1
Morgan Stanley ABS Capital I Inc. Trust 2007-HE2
Morgan Stanley ABS Capital I Inc. Trust 2007-HE3
Morgan Stanley ABS Capital I Inc. Trust 2007-HE4
Morgan Stanley ABS Capital I Inc. Trust 2007-HE5
Morgan Stanley ABS Capital I Inc. Trust 2007-HE6
Morgan Stanley ABS Capital I Inc. Trust 2007-HE7
Morgan Stanley ABS Capital I Inc. Trust 2007-HE8
Morgan Stanley ABS Capital I Inc. Trust 2007-NC1
Morgan Stanley ABS Capital I Inc. Trust 2007-NC2
Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
Morgan Stanley ABS Capital I Inc. Trust 2007-SEA1
Morgan Stanley Home Loan Trust 2007-1
Morgan Stanley Home Loan Trust 2007-2
Morgan Stanley IXIS Real Estate Capital Trust 2006-1
Morgan Stanley IXIS Real Estate Capital Trust 2006-2
Morgan Stanley Mortgage Loan Trust 2006-10SL
Morgan Stanley Mortgage Loan Trust 2006-11AR
Morgan Stanley Mortgage Loan Trust 2006-13ARX
Morgan Stanley Mortgage Loan Trust 2006-14SL
Morgan Stanley Mortgage Loan Trust 2006-15XS
Morgan Stanley Mortgage Loan Trust 2006-16AX
Morgan Stanley Mortgage Loan Trust 2006-17XS



We are a debt collector. Any information obtained will be used for that purpose.

4708 Mercantile Drive North * Fort Worth, TX 76137-3605
P.O. Box 161489 * Fort Worth, TX 76161-1489 * (800) 594-8422 * Fax (817)
665-7400
Visit us on the web at www.saxononline.com


(page)


(logo) Saxon Mortgage Services , Inc.



Morgan Stanley Mortgage Loan Trust 2006-1AR
Morgan Stanley Mortgage Loan Trust 2006-2AX
Morgan Stanley Mortgage Loan Trust 2006-7AX
Morgan Stanley Mortgage Loan Trust 2006-8XS
Morgan Stanley Mortgage Loan Trust 2007-12
Morgan Stanley Mortgage Loan Trust 2007-13
Morgan Stanley Mortgage Loan Trust 2007-15AR
Morgan Stanley Mortgage Loan Trust 2007-4SL
Morgan Stanley Mortgage Loan Trust 2007-9SL
Morgan Stanley Mortgage Loan Trust 2007-10XS
Morgan Stanley Home Equity Loan Trust 2007-2
Morgan Stanley Structured Trust I 2007-1
NATIXIS Real Estate Capital Trust 2007-HE2
NovaStar Mortgage Funding Trust, Series 2006-1
NovaStar Mortgage Funding Trust, Series 2006-2
NovaStar Mortgage Funding Trust, Series 2006-3
NovaStar Mortgage Funding Trust, Series 2006-4
NovaStar Mortgage Funding Trust, Series 2006-5
NovaStar Mortgage Funding Trust, Series 2006-6
NovaStar Mortgage Funding Trust, Series 2006-MTA1
NovaStar Mortgage Funding Trust, Series 2007-1
NovaStar Mortgage Funding Trust, Series 2007-2
Saxon Asset Securities Trust 2006-1
Saxon Asset Securities Trust 2006-2
Saxon Asset Securities Trust 2006-3
Saxon Asset Securities Trust 2007-1
Saxon Asset Securities Trust 2007-2
Saxon Asset Securities Trust 2007-3
Saxon Asset Securities Trust 2007-4
Soundview Home Loan Trust 2006-EQ1

Transactions where SMSI acts as Sub-servicer for MSCC
Morgan Stanley Mortgage Loan Trust 2006-3AR
Morgan Stanley Mortgage Loan Trust 2006-5AR
Morgan Stanley Mortgage Loan Trust 2006-6AR
Morgan Stanley Mortgage Loan Trust 2006-7
Morgan Stanley Mortgage Loan Trust 2006-8AR
Morgan Stanley Mortgage Loan Trust 2006-11
Morgan Stanley Mortgage Loan Trust 2007-12



We are a debt collector. Any information obtained will be used for that purpose.

4708 Mercantile Drive North * Fort Worth, TX 76137-3605
P.O. Box 161489 * Fort Worth, TX 76161-1489 * (800) 594-8422 * Fax (817)
665-7400
Visit us on the web at www.saxononline.com


(page)


(logo) Saxon Mortgage Services , Inc.
Morgan Stanley Mortgage Loan Trust 2007-13
Morgan Stanley Mortgage Loan Trust 2007-14AR
Sequoia Mortgage Trust 2007-1
Thornburg 2007-3



We are a debt collector. Any information obtained will be used for that purpose.

4708 Mercantile Drive North * Fort Worth, TX 76137-3605
P.O. Box 161489 * Fort Worth, TX 76161-1489 * (800) 594-8422 * Fax (817)
665-7400
Visit us on the web at www.saxononline.com